CUSIP No. 45323J103

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: February 17, 2015

POLARIS VENTURE PARTNERS III, L.P.

By:	Polaris Venture Management Co. III, L.L.C.

By:	/s/ John Gannon

Authorized Signatory

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND III, L.P.

By:	Polaris Venture Management Co. III, L.L.C.

By:	/s/ John Gannon

Authorized Signatory

CUSIP No. 45323J103

POLARIS VENTURE PARTNERS FOUNDERS’ FUND III, L.P.

By:	Polaris Venture Management Co. III, L.L.C.

By:	/s/ John Gannon
Authorized Signatory

POLARIS VENTURE MANAGEMENT CO. III, L.L.C.

By:	/s/ John Gannon
Authorized Signatory

/s/ Jonathan A. Flint JONATHAN A. FLINT

/s/ Terrance G. McGuire TERRANCE G. MCGUIRE

/s/ Alan Spoon ALAN SPOON